SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM 8-K
                             CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


            Date of Report (Date of earliest event reported):
                           February 10, 1998


                           TIME WARNER INC.
          (Exact name of registrant as specified in its charter)


       Delaware                       1-12259            13-3527249
(State or other jurisdiction       (Commission        (I.R.S. Employer
 of incorporation                  File Number)       Identification No.)
 or organization)


                  75 Rockefeller Plaza, New York, NY 10019
            (Address of principal executive offices)  (zip code)

                            (212) 484-8000
           (Registrant's telephone number, including area code)

                             Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.

          On February 10, 1998, Time Warner Inc. announced its results of operations for the quarter and the year ended December
31, 1997 as set forth below.


                              TIME WARNER INC.
                   CONSOLIDATED STATEMENT OF OPERATIONS
                            BY BUSINESS SEGMENT
                   (In millions, except per share amounts)
                                    (Unaudited)

                                 Three Months Ended           Years Ended
                                   December 31,              December 31,
                                   1997      1996          1997        1996
Revenues:
Publishing                        $1,286    $1,166       $ 4,290     $ 4,117
Music                              1,056     1,190         3,691       3,949
Cable Networks - TBS                 808       680         2,900         680
Filmed Entertainment - TBS           434       455         1,531         455
Cable                                257       232           997         909
Intersegment elimination              (5)      (23)         (115)        (46)
                                 -------    ------        -------     -------
Total revenues                    $3,836    $3,700        $13,294     $10,064
                                 =======    ======        =======     =======
Business segment operating income before
   depreciation and amortization:
Publishing                        $  228    $  200       $   608     $   535
Music                                174       290           550         744
Cable Networks - TBS                 188       162           660         162
Filmed Entertainment - TBS            99        32           207          32
Cable                                141       124           553         476
Intersegment elimination              (2)        5           (13)          5
                                   ------   ------       -------      ------
                                     828       813         2,565       1,954

Depreciation and amortization       (359)     (311)       (1,294)       (988)
                                   ------    ------       -------     -------

Business segment operating income    469       502         1,271         966

Equity in pretax income of Entertainment
   Group, substantially all TWE      164        20           686         290
Interest and other, net             (140)     (320)       (1,044)     (1,174)
Corporate expenses                   (21)      (26)          (81)        (78)
                                  -------    ------       -------     -------

Income before income taxes           472       176           832           4
Income tax provision                (225)     (117)         (531)       (160)
                                  -------   -------       -------    -------

Income (loss) before
   extraordinary item                247        59           301        (156)
Extraordinary loss on retirement of debt,
  net of income tax benefits of $21 million,
  $- million, $37 million and
  $22 million, respectively          (31)        -           (55)        (35)
                                  -------   ------       --------    --------

Net income (loss)                    216        59           246        (191)
Preferred dividend requirements      (81)      (77)         (319)       (257)
                                  -------   -------      --------    --------

Net income (loss) applicable to
     common shares                $  135    $  (18)      $   (73)    $  (448)
                                  =======   =======      ========    ========

Basic income (loss) per common share:
  Income (loss) before extraordinary
          item                    $ 0.29    $(0.03)      $ (0.03)    $ (0.95)
                                  ======    =======      ========    ========

  Net income (loss)               $ 0.23    $(0.03)      $ (0.13)    $ (1.04)
                                  ======    =======      ========    ========

  Average common shares            577.5     558.7         567.7       431.2
                                  ======    =======      ========    ========

Diluted income (loss) per common share:
  Income (loss) before
      extraordinary item          $ 0.28    $(0.03)      $(0.03)     $ (0.95)
                                  ======    =======      =======     ========

  Net income (loss)               $ 0.22    $(0.03)      $(0.13)     $ (1.04)
                                  ======    =======      =======     ========

  Average common shares            600.0     558.7        567.7        431.2
                                  ======    =======      =======     ========

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                              ENTERTAINMENT GROUP
                      COMBINED STATEMENT OF OPERATIONS
                             BY BUSINESS SEGMENT
                          (In millions; unaudited)

                                   Three Months Ended           Years Ended
                                      December 31,              December 31,
                                     1997      1996           1997     1996
Revenues:
Filmed Entertainment -
  Warner Bros.                   $ 1,642    $1,713       $ 5,472     $ 5,648
Broadcasting - The WB Network         52        31           136          87
Cable Networks - HBO                 471       462         1,923       1,763
Cable                              1,097       988         4,243       3,851
Intersegment elimination           (124)      (150)         (446)       (488)
                                 -------    -------      --------    --------

Total revenues                   $ 3,138    $3,044       $11,328     $10,861
                                 =======    =======      =======     ========

Business segment operating income before
 depreciation and amortization:
Filmed Entertainment -
  Warner Bros.                   $   135    $  123       $   601     $   546
Broadcasting - The WB Network        (28)      (35)          (87)        (98)
Cable Networks - HBO                 107        91           413         350
Cable                                616       402         1,920       1,536
                                  -------   -------      --------    --------
                                     830       581         2,847       2,334

Depreciation and amortization       (359)     (336)       (1,386)     (1,244)
                                  -------   --------     --------    --------

Business segment operating income    471       245         1,461       1,090

Interest and other, net             (200)     (155)         (357)       (524)
Minority interest                    (77)      (53)         (305)       (207)
Corporate services                   (18)      (17)          (72)        (69)
                                  -------   -------       -------     -------

Income before income taxes           176        20           727         290
Income tax provision                 (21)      (21)          (85)        (70)
                                  -------   -------       -------     -------

Income (loss) before extraordinary
   item                              155        (1)          642         220
Extraordinary loss on retirement
   of debt                           (23)        -           (23)          -
                                  -------    -------      -------     -------

Net income (loss)                   $132    $   (1)       $  619     $   220
                                  =======   ========      =======    ========

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TIME WARNER INC. AND ENTERTAINMENT GROUP
NOTES TO STATEMENTS OF OPERATIONS

Note 1: Basis of Presentation

Time Warner classifies its business interests into four fundamental areas: Entertainment, consisting principally of interests in recorded music and music publishing, filmed entertainment, television production and television broadcasting; Cable Networks, consisting principally of interests in cable television programming; Publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing; and Cable, consisting principally of interests in cable television systems. A majority of Time Warner's interests in filmed entertainment, television production, television broadcasting and cable television systems, and a portion of its interests in cable television programming are held through Time Warner Entertainment
Company, L.P. ("TWE"). Time Warner owns general and limited partnership interests in TWE consisting of 74.49% of the pro rata priority capital ("Series A Capital") and residual equity capital ("Residual Capital"), and 100% of the senior priority capital ("Senior Capital") and junior priority capital ("Series B Capital"). The remaining 25.51% limited partnership interests in the Series A Capital and Residual Capital of TWE are held by a subsidiary of U S WEST, Inc. Time Warner does not consolidate TWE and certain related companies (the "Entertainment Group") for financial reporting purposes. No portion of TWE's net income for the years ended December 31, 1997 and 1996 was allocated to the limited partnership interests.

Note 2: TBS Transaction

On October 10, 1996, Time Warner acquired the remaining 80% interest in Turner Broadcasting System, Inc. ("TBS") that it did not already own.
In connection therewith, Time Warner issued approximately 179.8 million shares of common stock to the former shareholders of TBS capital stock and approximately 14 million stock options to replace all outstanding TBS stock options. Time Warner also assumed approximately $2.8 billion of indebtedness. The acquisition cost of approximately $6.2 billion was allocated to the net assets acquired in accordance with the purchase method of accounting for business combinations.

Note 3: Gains on Disposition of Assets

In the fourth quarter of 1997, Time Warner redeemed certain mandatorily redeemable preferred securities of a wholly owned subsidiary for all of its interest in Hasbro, Inc. ("Hasbro"). In connection with this redemption and the related disposal of its interest in Hasbro, Time Warner recognized a $200 million pretax gain which has been included in interest and other, net, in Time Warner's 1997 consolidated statement of operations.

In 1997, in an effort to enhance its geographic clustering of cable television properties, TWE sold or exchanged various cable television systems. As a result of these transactions, TWE recognized net gains of approximately $160 million in the fourth quarter of 1997, and approximately $200 million for the year. Such amounts have been included in the operating results of the Cable division in the Entertainment Group's 1997 combined statement of operations.

In the first quarter of 1997, TWE sold its 58% interest in E!
Entertainment Television, Inc. A pretax gain of approximately
$250 million relating to this sale has been included in interest and other, net, in the Entertainment Group's 1997 combined statement of operations.

Note 4:  Income Taxes

The relationship between income before income taxes and income tax expense of Time Warner is affected by the amortization of goodwill and certain other financial statement expenses that are not deductible for income tax purposes. Income tax expense of Time Warner includes all income taxes related to its allocable share of partnership income and its equity in the income tax expense of corporate subsidiaries of the Entertainment Group.

Note 5:  Income (Loss) per Common Share

Basic income (loss) per common share is based upon the net income
(loss) applicable to common shares after preferred dividend requirements and upon the weighted average of common shares outstanding during the period. Diluted income (loss) per common share adjusts for the effect of convertible securities and stock options only in the periods in which such effect would have been dilutive.

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                         SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 19, 1998.

                                     TIME WARNER INC.


                                     By:   /s/  John A. LaBarca
                                     Name:  John A. LaBarca
                                     Title: Senior Vice President